UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2014
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 2, 2014, UnitedHealth Group Incorporated (the “Company”) held its annual meeting of shareholders. There were 870,628,558 shares of common stock represented either in person or by proxy at this meeting. The shareholders of the Company voted as follows on the following matters at the annual meeting:

1.	Election of Directors. The eleven directors were elected at the annual meeting for a one-year term based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
William C. Ballard, Jr.	740,881,487	63,959,364	5,641,544	60,146,163
Edson Bueno, M.D.	800,188,761	8,397,421	1,896,213	60,146,163
Richard T. Burke	744,203,108	60,924,127	5,355,160	60,146,163
Robert J. Darretta	807,507,146	1,025,460	1,949,789	60,146,163
Stephen J. Hemsley	802,732,348	5,884,891	1,865,156	60,146,163
Michele J. Hooper	781,725,236	26,886,432	1,870,727	60,146,163
Rodger A. Lawson	806,708,801	1,855,056	1,918,538	60,146,163
Douglas W. Leatherdale	740,161,224	64,637,868	5,683,303	60,146,163
Glenn M. Renwick	794,003,790	14,534,347	1,944,258	60,146,163
Kenneth I. Shine, M.D.	805,856,323	2,352,561	2,273,511	60,146,163
Gail R. Wilensky, Ph.D.	745,807,866	60,156,888	4,517,641	60,146,163

2.	Non-binding advisory vote on executive compensation. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

For	Against	Abstain	Broker Non-Votes
795,563,290	11,641,296	3,277,809	60,146,163

3.
Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 was ratified based upon the following votes:

For	Against	Abstain
860,673,863	7,889,604	2,065,091

4.	Shareholder proposal requesting cumulative voting. The shareholder proposal was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
219,282,895	588,048,123	3,151,377	60,146,163

5.	Shareholder proposal requesting additional lobbying disclosure. The shareholder proposal was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
157,454,916	492,588,147	160,439,332	60,146,163

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

Date: June 6, 2014

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